UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2015

CABINET GROW, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55340	46-5546647
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

319 Clematis Street, Suite 1008, West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 249-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2015, Cabinet Grow, Inc. (the “Company”) entered into a forbearance and standstill agreement (the “Forbearance and Standstill Agreement”) with Chicago Venture Partners, L.P. (the “Lender”) and Matt Lee and Sam May, pursuant to which the Lender agreed to refrain and forbear temporarily from exercising and enforcing its remedies under that certain secured convertible promissory note dated June 6, 2014 in the original principal amount of $1,657,500 (the “Note”).

Pursuant to the terms of the Note, the Company was required to deliver the Installment Amount (as defined in the Note) on or before each Installment Date (as defined in the Note) until the Note was repaid. The Company failed to deliver the Installment Amount in June 2015, July 2015 and August 2015 (each, a “Breach” and collectively, the “Breaches”). Each such Breach would constitute a separate event of default pursuant to the terms of the Note if so declared by the Lender.

Pursuant to the terms of the Forbearance and Standstill Agreement, the Lender agreed to refrain and forbear from exercising and enforcing its remedies with respect to the Breaches until the earliest occurrence of (a) any breach of the Forbearance and Standstill Agreement, or (b) any event of default after the effective date of the Forbearance and Standstill Agreement other than the Breaches. Assuming that no additional events of default occur under the Note and no breaches of the Forbearance and Standstill Agreement occur, the Lender agreed, for a period of 90 days from September 10, 2015 (the “Standstill Period”), that it will not seek to convert any portion of the outstanding balance of the Note without the Company’s prior written consent, nor will the Company be required to deliver any Installment Amount to the Lender during the Standstill Period.

In addition, the Lender agreed that for a period of 180 days following September 10, 2015 (the “Modified Conversion Period”), the Lender conversion price shall be equal to $0.40 per share, and that during the Modified Conversion Period, the Lender will not made any conversions without the Company’s prior written consent. Also, any conversion amount applicable to any Lender conversion made during the Modified Conversion Period will automatically be applied toward and reduce the next Installment Amount due and payable to the Lender. Upon conclusion of the Modified Conversion Period, the Lender’s conversion rights set forth in the Note shall revert to the terms and conditions set forth in Note.

Pursuant to the terms of the Forbearance and Standstill Agreement, the next Installment Date will be the date that is 90 days from the date of the Forbearance and Standstill Agreement and each subsequent Installment Date will be on the same day of each month thereafter until the Note’s maturity date. In addition, the Installment Amount due on the next three Installment Dates shall be equal to $50,000.

The Company agreed that so long as the Note remains outstanding and the warrant issued to the Lender in connection with the Note (the “Warrant”) is not fully exercised or expired pursuant to its terms, the Company will not (i) issue any new shares of Class A preferred stock, (ii) issue any debt, (iii) issue other securities that have redemption rights, rights of first refusal, preemptive rights or similar rights not associated with the Company’s common stock, or (iv) consummate any transaction pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act of 1933, as amended, equity line of credit or financing arrangement or other transaction that involves issuing securities convertible into Company common stock with a conversion price that varies with the market price of the common stock, without the Lender’s prior written consent.

The Lender granted to the Company the right to repurchase the Note, the Warrant and the other transaction documents for $978,500 within 90 days of September 10, 2015. The Lender also agreed to pay to the Company $5,000, which payment will constitute a partial payment of Buyer Note #4. The Company agreed to pay the Lender $7,500, which shall be added to and included as part of the outstanding balance of the Note.

The foregoing description of the Forbearance and Standstill Agreement is qualified in its entirety by reference to the Forbearance and Standstill Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report on Form 8-K.

ITEM 8.01 OTHER EVENTS

On September 24, 2015, the Company issued a press release announcing entry into the Forbearance and Standstill Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Forbearance and Standstill Agreement dated September 10, 2015 by and among Chicago Venture Partners, L.P., Cabinet Grow, Inc., Matt Lee and Sam May.
99.1	Press Release dated September 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABINET GROW, INC.

Date: September 24, 2015	By:	/s/ Samuel May
Samuel May Chief Executive Officer